EXHIBIT 5

[SFT LETTERHEAD]

April 11, 2000

Board of Directors
The Bryan-College Station
Financial Holding Company
2900 Texas Avenue
Bryan, Texas 77802

Members of the Board:

       We have acted as counsel to The Bryan-College Station Financial Holding Company (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 40,000 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to The Bryan-College Station Financial Holding Company 1998 Stock Option and Incentive Plan (the "Plan").

       In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Corporation's Third Amended and Restated Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion.

       Based upon the foregoing, it is our opinion that the shares of Common Stock being so registered have been duly authorized. The shares of Common Stock when and if issued, sold and paid for as contemplated by the Plan, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

       We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                                              Very truly yours,

                                                                                              /s/ SILVER, FREEDMAN & TAFF, L.L.P.

                                                                                              Silver, Freedman & Taff, L.L.P.